Japan Airlines Management Corp. (JMC)

As

Sublessor

and

Sublessee

BALTIA AIR LINES

SUBLEASE AGREEMENT

Effective: on or about September 1, 2011
Termination: November 30, 2015

SUBLEASE AGREEMENT

THIS AGREEMENT OF SUBLEASE made as of this 1st day of June 2011 by and between Japan Airlines Management Corp. (the "Sublessor") a New York corporation, having and place of business at Building No. 14, John F. Kennedy International Airport (the "Airport"), in the County of Queens, City and State of New York and Baltia Air Lines (the "Sublessee") a New York Corporation having its principal office at Building 151 Room 361 JFK Inti Airport, Jan1aica, NY 11430

WITNESSETH

WHEREAS, Sublessor is the tenant under a certain Agreement of Lease between the Port Authority of New York and New Jersey ("the Port Authority") Lease No. A YB-970 (as the same may hereafter be amended, the "Lease") dated June 4, 1991 and covering certain premises at Building No, 14, John F. Kennedy International Airport and as more particularly described in said Lease.

WHEREAS, by sublease dated June 4, 1991 (the "Master Sublease"), Sublessor subleased to Japan Airlines Company, Ltd. (together with its successors and assigns, "JAL") a certain portion of the Site, which is called as Building No. 151 and Building No. 14, as described therein (hereinafter referred to as the "JAL Premises");

WHEREAS, by sublease dated as of June 1, 1991 (the "Company Sublease"), JAL subleased to the New York City Industrial Development Agency (the "IDA") the entire JAL Premises;

WHEREAS, by sublease dated as of June 1, 1991 (the "IDA Sublease"), the IDA then Subleased back to JAL the entire JAL Premises;

WHEREAS, by sublease dated as of September 1, 1991 (the "JMC Sublease"), JAL subleased back to Sublessor a portion of the J AL Premises as described therein (as the same may change pursuant to the terms of JMC Sublease, the "JMC Premises"); and

WHEREAS, Sublessee desires to lease certain space at said .TMC Premises from the Sublessor.

NOW, THEREFORE, in consideration of the rents, covenants and mutual agreements hereinafter contained, Sublessor and Sublessee hereby covenant and agree as follows:

1. Subletting. Sublessor hereby sublets to Sublessee and the Sublessee hereby hires and takes from the Sublessor certain office space located on the 2"d floor of approximately 9,219 rentable square feet and 2672 rentable sf of aircraft maintenance space in Bldg 151 subject to the terms and conditions of the Lease.

2. Term. The term of this Sublease shall commence, subject to the consent of the Port Authority, on September 1, 2011, (the "Commencement Date") and, unless earlier terminated by either party as herein provided or unless extended in accordance with Section 52 hereof, and shall terminate on November 30, 2105. Not withstanding the foregoing, either party shall have the right to terminate this Sublease for any reason (24) months after Commencement Date by giving notice of such termination sixty (60) days prior to such Early Termination Date; provided however, that if the Sublease is terminated by the Port Authority for any reason whatsoever prior to said expiration date, this Sublease shall thereupon terminate on the day proceeding such 3 termination by the Port Authority.

3. Rent. The Sublessee agrees to pay to Sublessor Base Rental at the rate of$ 324,029.75 per annum as more particularly described in Appendix I, in lawful money of the United States, in equal monthly installments in advance of the first day of each and every calendar month for the period September 1, 20 11 to August 31, 2012. Effective September 1, 2012 and thereafter the rent will be increased 4% per year on the first day of September of each year.

4. Use. The sublease shall be bound by and subject to the terms, covenants, conditions and provisions of the Lease as to Sublessee's occupancy and use of the Subleased Premises under this Sublease Sublessee agrees to and shall use the Subleased Premises for the following purposes and activities only:

(a) As to the office space:

(i) Business and administrative offices in connection with Sublessee's business.

(ii) For the training ofpersonnel employed or to be employed by Sublessee in connection with Sublessee's operation.

(iii) Any other lawful purpose which does not conflict with the Lease.

(b) Access to the Subleased Premises, subject to the provisions of paragraph 43 of this Sublease.

(i) For the parking of automobiles operated by officers, employees and business invitees of Sublessee in connection with all purposes and activities defmed in this Section 4.

(ii) Sublessee will have access to the Subleased Premises twenty-four hours, seven days a week.

5. Alterations. Sublessee has accepted the Subleased Premises for occupancy in their present condition. Any other work required to prepare the Subleased premises for occupancy shall be prepared and completed by Sublessee at its sole cost and expense. Sublessee, however shall not make any modifications or alterations on the Subleased Premises without prior written consent of the Sublessor. Any and all such alterations and modifications shall be made at the sole cost and expense of Sublessee.

6. Services.

(a) Electricity and Gas.

(i) As long as Sublessee is not in default under any provision of this Sublease, Sublessor shall make available reasonable quantities of electricity and gas for usage by the Sublessee in the Subleased Premises, to the extent made available to Sublessor by the Port Authority, or otherwise.

(ii) Such electricity and gas used by Sublessee shall be metered or sub-metered by the Port Authority or other supplier and Sublessee shall be billed directly by the Port Authority or other supplier for such consumption of gas and electricity; provided, however, should such electricity or gas not be metered or 4 sub-metered, Sublessee shall pay Sublessor its Pro Rata Share of consumption thereof.

(b) Water. To the extent furnished and supplied by the Port Authority or other supplier, the Sublessor shall furnish and supply cold water in reasonable quantities for use by Sublessee in the Subleased Premises. Sublessee shall pay Sublessor promptly its Pro Rata Share of the cost of such water, as charged and billed by the Port Authority.

(c) Sewerage. Sewerage service as furnished by the City of New Y ark. The Sublessee shall pay Sublessor promptly its Pro Rata Share of charges imposed or assessed against the Port Authority and charged to the Sublessor with respect to the use and occupancy of the Leased Premises of which the Subleased Premises form a part.

(d) Heating. Ventilation, and Air Conditioning The Sublessor shall furnish and supply heating, ventilation and air conditioning ("HV AC") in reasonable quantities for use by Sublessee in the Subleased Premises. The HVAC will be available twenty-four hours per day, seven days per week. Cost is included as part of the electricity and gas cost. Neither the Sublessor nor the Port Authority shall be under any obligation to supply utility services under (a) and (b) above, if and to the extent and during any period that supplying of any such service or the use of any component necessary therefore shall be prohibited or rationed by any federal, state or municipal law, rule, regulation, requirement, order or direction and if the Port Authority deems it in the public interest to comply therewith, even though such law, rule, regulation, requirement, order or direction may not be mandatory on the Port Authority as a public agency.

No failure, delay or interruption in making the foregoing utility services available (whether or not a separate charge is made therefore) shall be or be construed to be an eviction of the Sublessee or grounds for any diminution or abatement of rental or (unless resulting from the negligence or willful failure of the Sublessor or the Port Authority) shall be grounds for any claims by the Sublessee for damages, consequential or otherwise.

7. Obligations of Sublessee.

essee shall conduct its operations hereunder in an orderly and proper manner, so as not to unreasonably annoy, disturb or be offensive to others at or off the Airport. The Sublessee shall take all reasonable measures to eliminate vibrations originating on the Subleased Premises tending to damage any equipment, structure, building or portion of a building which is on the Subleased Premises, essee shall use its best efforts to conduct all its operations at the Subleased Premises in a safe and careful manner.

r and the Port Authority shall have the right to object to the Sublessee regarding the conduct and demeanor of the employees of the Sublessee whereupon the Sublessee will take all steps reasonably necessary to remove the cause of the objection. If requested by the Port Authority the Sublessee shall supply and shall require its employees to wear or carry badges or other suitable means of identification, which shall be subject to the prior and continuing approval of the General Manager of the Airport.

Lessee shall take all necessary measures to adopt and maintain strict security measures with respect to all its operations in and about the Subleased Premises and in this respect shall maintain such security in accordance with Sublessee's own internal regulations, the rules and regulations of Sublessor, the Port Authority and such governmental agencies as may have jurisdiction. Such security measures taken in and about the Subleased Premises shall be performed by Sublessee's personnel or by a contractor duly approved by the Port Authority to perform cargo security services. Expenses arising from such security measure shall be at the sole expense of Sublessee. Notwithstanding the foregoing Sublessee shall also pay Sublessor its Pro Rata Share of security and security maintenance expenses undertaken by Sublessor with respect to common areas of the Leased Premises as required under Section II, hereof.

(e) The Sublessee shall remove from the Airport or otherwise dispose of, in a manner approved by the General Manager of the Airport, all garbage, debris, and other waste materials (whether solid or liquid) arising out of the occupancy of the Subleased Premises or out of operations at the Subleased Premises. Any such solid waste which may be temporarily stored in the open, shall be kept in suitable garbage and waste receptacles, the same to be made of metal or other suitable material, and equipped with tight fitting covers, and to be of a safe and proper design in order to contain whatever material may be placed therein. The Sublessee shall use extreme care when removing all such waste materials, and shall effect such removal at such times and by such means as provided by the Port Authority. No such garbage, debris, or other waste materials shall or be permitted to be thrown, discharged or deposited into or upon the waters at or bounding the Airport.

(f) In addition to compliance by the Sublessee with all laws, ordinances, governmental rules, regulations and orders now or at any time in effect during the term of the subletting hereunder which as a matter of law are applicable to the operation, use or maintenance by the Sublessee of the Subleased Premises or the operations of the Sublessee under this Sublease (except as otherwise specifically provided herein), Sublessee agrees that it shall exercise the highest degree of safety and care and shall conduct all its operations under the Sublease and shall operate, use and maintain the Subleased Premises in accordance with the highest standards in the air transportation industry and in such manner that there will be at all times a minimum of air pollution, water pollution or any other type of pollution and a minimum of noise emanating from, arising out of or resulting from the operation, use or maintenance of the Subleased Premises by the Sublessee and from the operations of the Sublessee under this Sublease, considering the highest standards in the air transportation industry.

8. Prohibited Acts.

(a) The Sublessee shall commit no unlawful nuisance, waste or injury on the Subleased Premises and shall not do or permit to be done anything which may result in the creation or commission or maintenance of such nuisance, waste or injury on the Subleased Premises.

(b) The Sublessee shall not create nor permit to be caused or created upon the Subleased Premises, any obnoxious odors or smokes, or noxious gases or vapors. The creation of exhaust fumes by the operation of internal-combustion engines, so long as such engines are maintained and are being operated in a proper manner, shall not be a violation ofthis paragraph (b).

(c) The Sublessee shall not do or permit to be done anything which may interfere with the effectiveness or accessibility of the drainage and sewerage system, water system, communications system, fuel system, electrical, fire-protection system, sprinkler system, alarm system, fire hydrants and hoses and other systems, if any, installed or located on, under, or in the Subleased Premises. Any construction work being performed by the Sublessee pursuant to and in accordance with Section 5 hereof will not be deemed a violation of the foregoing, but the same shall not relieve or release the Sublessee from its responsibility of making the aforesaid systems accessible and of not interfering with said systems.

(d) The Sublessee shall not do or permit to be done any act or thing upon the Subleased Premises (1) which will invalidate or conflict with any fire insurance, extended coverage or rental insurance policies covering the Subleased Premises or any part thereof, or the Airport or any part thereof, or (2) which in the opinion of the Port Authority, may constitute an extra hazardous condition, so as to increase the risks normally attendant upon the operations contemplated by or mentioned in Section 4 hereof. The Sublessee shall promptly observe, comply with the provisions of any and all present and future rules and regulations, requirements, orders and directions of The National Board of Fire Underwriters and the Fire Rating Organization of New York, or of any other board or organization exercising or which may exercise similar functions, which may pertain or apply to the operations of the Sublessee on the Subleased Premises, and the Sublessee shall, subject to and in accordance with the provisions of Section 9 and ll hereof, make any and all structural and non-structural improvements, alterations or repairs of the Subleased Premises required at any time hereafter by any such present or future rule, regulation, requirement, order or direction. If by reason of any failure on the part of the Sublessee to comply with the provisions of this paragraph any fire insurance rate, extended coverage or rental insurance rate on the Subleased Premises or any part thereof, or on the Airport or any part thereof, shall at any time be higher than it would be if the Subleased Premises were properly used for the purposes permitted by Section 4 hereof, then the Sublessee shall pay to the Sublessor, as an item of additional rental, that part of all insurance premiums paid by the Port Authority which shall have been charged because of such violation or failure by the Sublessee.

(e) The Sublessee shall not dispose of nor permit any one to dispose of any waste material

(whether liquid or solid) by means of the toilets, manholes, sanitary sewers or storm sewers in the Subleased Premises or on the Airport except after treatment in installations or equipment included in plans and specifications submitted to and approved by the Port Authority.

(f) The Sublessee shall not keep or store during any 24-hour period flrnnmable liquids within any enclosed portion of the Subleased Premises (other than in rooms or areas expressly constructed for the storage of such liquids) in excess of the Sublessee's working requirements during the said 24-hour period. Any such liquids having a flash point of less than ll0 F shall be kept and stored in safety containers of a type approved by the Underwriters Laboratories or the Factory Mutual Insurance Association.

(g) The Sublessee shall not operate any engine or any item of automotive equipment in any enclosed space on the Subleased Premises unless such space is adequately ventilated and unless such engine or item of automotive equipment is equipped with a proper spark arresting device which has been approved by the Port Authority.

(h) The Sublessee shall not install, maintain or operate, or permit the installation, maintenance or operation on the Subleased Premises of any vending-machine or device designed to dispense or sell food, beverages, tobacco, tobacco products or merchandise of any kind whether or not included in the above categories, or of any restaurant, cafeteria, kitchen, stand or other establishment of any type for the preparation or dispensing of food. beverages, tobacco, tobacco products, or merchandise of any kind whether or not included in the above categories, or of any equipment or devices for the furnishing to the public of service of any kind including therein, without limitation thereto, telephone pay stations.

(i) The Sublessee shall not overload any floor and shall repair any floor, including supporting members, and any paved area damaged by overloading. Nothing in this paragraph (i) or elsewhere in this Sublease shall be or be construed to be a representation by the Port Authority of the weight any floor will bear. G) The Sublessee shall not fuel or defuel its automotive vehicles or other equipment in any enclosed portions of the Subleased Premises.

(k) The Sublessee shall not use any cleaning materials having a harmful corrosive effect on any part of the Subleased Premises.

(I) The Sublessee shall not use or permit the use of any truss or structural supporting member of the building or roof or any part thereof of any building on the Subleased Premises for the storage of any material or equipment, or to hoist, lift, move or support any material or equipment, or other weight or load, by means of said trusses or structural supporting members.

9. Compliance with Governmental Requirements.

(a) Subject to the Lease, the Sublessee shall comply with all laws and ordinances and governmental rules, regulations and orders now or at any time during the term of this Sublease, which as a matter of law are applicable to or which afiect the operations of the Sublessee at the Subleased Premises hereunder or the occupancy or use of the Subleased Premises.

(b) The Sublessee shall procure from all governmental authorities having jurisdiction over the operations of the Sublessee hereunder and shall maintain in full force and effect throughout the term of this Sublease all licenses, certificates, permits or other authorization which may be necessary for the conduct of such operations. "Governmental authority" shall not be construed as intending to include The Port Authority of New York and New Jersey, under this Sublease.

(c) The obligation of the Sublessee to comply with governmental requirements with respect to the Subleased Premises is provided herein for the purpose of assuring proper safeguards for the protection of persons and property on the Subleased Premises. Such provision is not to be construed as a submission by the Port Authority to the application to itself of such requirements or any of them.

(d) The Sublessee shall pay all license, certification, permit and examination fees, duties, excises, taxes and all other governmental charges of every character, present and future, which may be assessed, levied, exacted or imposed on the Sublessee's property, operations or occupancy hereunder or on any property whatsoever which may be received at the Subleased Premises or on the gross receipts, rental or income there from including any penalties or interest thereon and any taxes on personal property which may be assessed, levied, exacted, or imposed, and the Sublessee shall make all applications and reports required in connection therewith. If any bond or other undertaking shall be required by any governmental authority in connection with any of the operations of the Sublessee or any property received or exhibited by the Sublessee at the Subleased Premises, the Sublessee shall furuish the same and pay all expenses in connection therewith. The Sublessee shall also pay any and all franchise, excise and other taxes, fees and other charges assessed, levied or imposed on the Sublessee. No alleged or purported immunity or exemption from any taxes or fees described in this paragraph available to the Port Authority shall be grounds for or excuse non-payment thereof by the Sublessee.

(e) The Sublessee shall pay its Pro Rata Share of any and all real estate taxes, if any, or any other tax, assessment, levy, fee or charge, general or special, ordinary or extraordinary, foreseen or unforeseen, of whatever nature or kind which during the term of the subletting hereunder may be levied, assessed, imposed or charged by any taxing or other governmental authority. The Sublessee's obligation hereunder shall include any such as are levied, assessed, imposed or charged upon the Sublessor or the Port Authority and any payments made by the Sublessor or the Port Authority to the taxing authority, by agreement or otherwise, in lieu of any tax, assessment, levy or charge. If any such tax, assessment, levy or charge, or payment in lieu thereof, is paid directly by the Port Authority, the Sublessee shall pay the Port Authority its Pro Rata Share therefore. 10. Rules and Regulations.

(a) The Sublessee covenants and agrees to observe and obey ( and to require its officers, employees, guests, invitees, and those doing business with it to observe and obey) the existing Rules and Regulations of the Port Authority and such reasonable future Rules and Regulations and amendments and supplements to existing Rules and Regulations for the government of the conduct and operations of the Sublessee and others on the Subleased Premises as may from time to time during the subletting be promulgated by the Port Authority for reasons of safety, health, sanitation or good order. The obligation of the Sublessee to require such observance and obedience on the part of its guests, invitees and business visitors shall apply only while such persons are on the Subleased Premises.

(b) The Sublessor shall furnish Sublessee with a copy of the Rules and Regulations of the Port Authority prior to the Commencement Date and reasonable advance notice of future changes to the Rules and Regulations of the Port Authority. 11. Care. Maintenance, Rebuilding and Repair.

(a) The Sublessee shall repair, replace, rebuild and paint all or any part of the Subleased Premises which may be damaged or destroyed by the acts or omissions of the Sublessee or by those of its officers or employees or of other persons on or at the Subleased Premises with the Sublessee's consent (but, as to areas outside of the Subleased Premises, only by the acts or omissions of the Sublessee or its officers or employees or its business guests). Sublessee should not be obligated to repair areas outside the Subleased Premises.

(b) The Sublessee shall throughout the term of the subletting hereunder assume the entire responsibility and shall relieve the Sublessor and the Port Authority from all responsibility for all repair, rebuilding and maintenance whatsoever in the Subleased Premises whether such repair, rebuilding or maintenance be ordinary or extraordinary, partial or entire, foreseen or unforeseen, structural or otherwise, and without limiting the generality of the foregoing, the Sublessee shall

(l) Keep at all times in clean and orderly condition and appearance the Subleased Premises and all of the Sublessee's fixtures, equipment and personal property, which are located in any part of the Subleased Premises which is open to or visible by the general public;

(c) In addition to the foregoing obligations of the Sublessee to repair, replace, rebuild, paint and clean the Subleased Premises, and Sublessee's obligations under Section 7 of this Sublease, Sublessee shall pay Sublessor, as Additional Rent, and Operating & Maintenance fee referenced in this sublease comprise the O&M rates set forth in Appendix I, of $57,195.71 per annum, for expenses incurred in the use and occupancy of the common area of the Leased Premises of which the Subleased Premises form a part.

The following items are items included as part of the Operations & Maintenance Fee:

  Building maintenance which includes maintenance of common areas, tenant area and includes preventative maintenance, routine painting of office and warehouse areas, routine repairs and replacement of items due to wear and tear
  Security services as pertains to the Lobby Guard, the Guard Posts and maintenance of CCTV System.
  Landscape maintenance
  Snow removal
  Proration of liability insurance for common areas and administrative costs.

The following items are items that are not included as part of the Operations & Maintenance Fee:

  Cleaning services to be paid directly by the tenant to the cleaning company;
  Electricity, gas and sewer to be prorated based on square footage occupied by the tenant and remitted to JMC at direct cost. The Sublessee will pay a monthly fee (Budget Plan) of$4,460.00 to be effective September 1, 2011 until December 31, 2011. At the end of the year the Sublessor will either bill the Sublessee for additional costs that exceed the total of the budget payments made or reimburse the Sublessee for any over payments. Commencing with January 2012 and each January thereafter, the Sublessor will advise the Sublessee of any increase or reductions of the monthly rate for that year. With respect to utilities, the first monthly payment shall be due on September 1, 2011 as stated in the ("Schedule ofRates).
  Repair for damage to any part of the facility caused by employee( s) of the Subleasee or its customer contractor or vendor (normal wear and tear excepted).
  Replacement and recharging of fire extinguishers, and
  Alterations requested by the tenant

(d) The obligation of the Sublessee with respect to damage or destruction on any part of the Airport or the premises other than the Subleased Premises as set forth in paragraph (a) hereof (in the event that damage or destruction caused by the acts or omissions of the Sublessee or by those of its employees, customers, guests or invitees, or of other persons doing business with the Sublessee, is covered by any contract of insurance under which the Port Authority is the insured) is hereby released to the extent that the loss is recouped by actual payment to the Port authority of the proceeds of such insurance; provided, however, that, if this release shall invalidate any such policy of insurance or limit or void the Port Authority's rights thereunder, then this release shall be void and of no effect; and provided further that this release shall be void and of no effect if and to the extent that such damage or destruction is covered under the Port Authority's self-insurance plan.

(e) Anything in this section to the contrary notwithstanding, Sublessee shall have no obligation to repair, maintain or replace any exterior portion of the building of which the Subleased Premises form a part, nor shall Sublessee have any obligation to repair, maintain or replace the whole or any part of the roof or the foundation of the building of which the Subleased Premises form a part.

12. Property Insurance

(a) The Sublessor shall during the term of this Sublease maintain and keep in full force and effect insurance which satisfies Section ll(a) of the Lease ( or self insurance to the extent it can be utilized to cover such risk under said Section).

(b) Sublessee acknowledges that the insurance Sublessor maintains pursuant to paragraph (a) above shall not be required to cover Sublessee's trade fixtures or equipment, any of Sublessee's vehicles used on the Site, any furniture, furnishings, or other personal property of Sublessee located on the Site (collectively, "Sublessee Property" ). Sublessee shall maintain and keep in full force and effect during the term of this subletting, property insurance insuring the Sublessee Property against the risks described in Section 11 (a) of the Lease in an amount equal to the full replacement value of Sublessee's Property. To the extent such Sublessee Property includes property which is required to be insured under Section 11(a) of the Lease, Sublessee shall obtain and maintain such insurance in accordance with all of the terms and conditions of Section 11 of the Lease and shall at or prior to the time the same is required to be delivered to the Port Authority under Section 11(c) of the Lease, deliver to the Sublessor the policies or certificates required to be delivered thereunder. At the Commencement Date, and upon expiration of the term of Sublessee's policies required as aforesaid, Sublessee shall deliver to Sublessor certificates or other evidence of the existence of the insurance coverage required under this paragraph (b).

(c) In the event the Subleased Premises or any part thereof shall be damaged by any casualty against which insurance is carried pursuant to this Section, the Sublessee shall promptly furnish to the Sublessor such information and data as may be necessary to enable the Port Authority to adjust the loss.

(d) Each party agrees to use reasonable efforts to include in each of its insurance policies a waiver of the insurer's right of subrogation against the other party, or in lieu of such waiver (a) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (b) any other form of permission for the release of the other party. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable without additional charge or at all, the insured party shall so notify the other party promptly after learning thereof. In such case, if the other party shall so elect and shall pay the insurer's additional charge therefore, such waiver, agreement or permission shall be included in the policy, or the other party shall be named as an additional insured in the policy.

(e) Each party hereby releases the other party with respect to and agrees not to make any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property (including loss covered by rental value or business interruption insurance ) occurring during the term of this subletting to the extent to which it is insured under a policy or policies covering such loss, damage or destruction and containing a waiver of subrogation or permission to release liability as provided in paragraph (e) above.

(f) The waiver of subrogation or permission for release referred to in paragraph (e) above shall extend to the contractors and agents of each party and its and their officers and employees and, in the case of Sublessee's insurance coverage, shall also extend to JAL, its agents and contractors and its officers and employees, but only if and to the extent that such waiver or permission can be obtained without additional charge (unless such party shall pay such charge). The release provided for in paragraph (e) above shall likewise extend to JAL, such agents, contractors, officers and employees; of and to the extent that such waiver or permission is effective as to them. Except as otherwise provided in paragraphs (a) and (b) above, nothing contained in this Section 12 shall be deemed to impose upon either party any duty to procure or maintain any of the kinds of insurance referred to therein or any particular amounts or limits of any such kinds of insurance.

13. Damage and Destruction

(a) If the Subleased Premises, any of the Common Facilities and/or any of the building systems material to Sublessee's effective use of the Subleased Premises in its business during the term of this Sublease shall be partially or totally damaged or destroyed by fire or other casualty, the Sublessor shall, subject to its rights under paragraph (c) below and the other terms and conditions of this paragraph (a), repair the damage and restore and rebuild the Subleased Premises, such Common Facilities and/or building systems as nearly as may be reasonably practical to their condition and character immediately prior to such damage or destruction, with reasonable diligence. Notwithstanding the foregoing, Sublessor shall have no obligation to repair, restore and rebuild the Subleased Premises, such Common Facilities and/or building systems (x) until the proceeds of any insurance covering the same have been adjusted and made available to Sublessor for such repair, restoration or rebuilding and Sublessor shall have obtained all required approvals from the Port Authority to commence and proceed with such repair, restoration or rebuilding, (y) at any time, in the event such fire or other casualty is not fully covered (other than as to a deductible) by insurance (other than where such fire or casualty would have been fully covered by insurance if Sublessor had obtained the insurance required by paragraph (a) of Section 12 hereof, but Sublessor failed to satisfy its obligation to so obtain the same) and Sublessor notifies Sublessee, within ninety (90) days after such fire or other casualty, that it elects not to repair, restore or rebuild the Subleased Premises, such Common Facilities and/or any building systems by reason thereof and (z) to the extent the Port Authority is obligated to (or is permitted to and so elects to) repair restore or rebuild the same pursuant to the terms of the Lease (including the portion thereof referred to as the Port Authority Sublease). If Sublessor delivers to Sublessee a notice described in clause (y) above electing not to repair rebuild or replace any part of the demised premises. Common Facilities and/or building systems, Sublessee, within thirty days thereafter, may elect by notice to Sublessor to terminate this Sublease. In connection with any repair, restoration and/or rebuilding described in this paragraph (a), Sublessor may redesign portions of the Site and the facilities thereon and change the plans and specifications therefore, provided, such redesigo and changes do not materially impair Sublessee's ability to use the Subleased Premises and the Site for its air cargo business, does not materially reduce the value of its leasehold Subleased Premises or materially increase Sublessee's cost of repairing restoring or replacing the Sublessee Property in the Subleased Premises.

(b) If the Subleased Premises, any of the Common Facilities and/or any of the building systems material to Sublessee's effective use of the Subleased Premises during the term of this Sublease shall be partially or totally damaged or destroyed by fire or other casualty not attributable to the fault, negligence or misuse of the Subleased Premises by Sublessee, its agents or employees under the provisions of this Sublease, then the rents payable hereunder shall be abated to the extent that the Subleased Premises shall have been rendered untenantable from the date of such damage or destruction to the date the damage shall be substantially repaired, restored or rebuilt (or until thirty (30) days after the date Sublessor elects not to repair, restore or rebuild the same by notice delivered in accordance with clause (y) of Paragraph (a) above). Should Sublessee reoccupy a portion of the Subleased Premises during the period that the repair, restoration, or rebuilding is in progress and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Sublessee from the date of such occupancy to the date the Subleased Premises are made tenantable.

(c) (1) In case of substantial damage or destruction to the Subleased Premises, any of the Common Facilities and/or any of the building systems material to Sublessee's efficient use of the Subleased Premises during the term of this Sublease, Sublessee may terminate this Sublease by notice to Sublessor if Sublessor cannot substantially complete or has not substantially completed (except to the extent Sublessor has elected not to complete the same pursuant to clause (y) of paragraph (a) above) the required repairs and the restoration and rebuilding of the Subleased Premises, such Common Facilities and/or such building systems within twelve (12) months from the date of such damage or destruction, and such additional time after such date (but not to exceed three (3) months as shall equal the aggregate period Sublessor may have been delayed in doing so by adjustment of insurance, delays of the Port Authority or other events of Force Majeure (as described in Section 42 hereof).

(2) In case the Cargo Terminal shall be so damaged by such force or other casualty (whether or not the Subleased Premises shall have been damaged by such fire or other casualty ), (A) so as to require an expenditure, as reasonably estimated by a reputable architect, construction manager or contractor designated by Sublessor, of more than frfty percent (50%) of the full insurable value of the Cargo Tenninal immediately prior to the force or other casualty, (B) where the time to substantially complete the required repair, restoration or rebuilding, as reasonably estimated by a reputable architect, construction manager or contractor designated by Sublessor, is more than 12 months from the date of such damage or destruction,

(C) if less than one year remain in the term of the Sublease, so as to required an expenditure, as reasonably estimated by a reputable architect, construction manager or contractor designated by Sublessor, of more than 20% of the full insurable value of the Cargo Terminal immediately prior to the force or other casualty or (D) if less than one year remains in the term of the Sublease, where the time to substantially complete the required repair, restoration or rebuilding of the Cargo Terminal, as reasonably estimated by a reputable architect, construction manager or contractor designated by Sublessor is more than six months from the date of such damage or destruction, then, in any such case, Sublessor or Sublessee may, at its option, terminate this Sublease and the term and estate hereby granted, by notifying the non-terminating party in writing of such termination, within 60 days after the date of such damage or destruction.

(3) In the event that a notice of termination shall be given pursuant to subparagraph (l) or (2) of this paragraph (c) or as provided in paragraph (a) above, then this Sublease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date thereinbefore set for the expiration of the term hereof, and the Base Rental and additional rent due and to become due hereunder shall be apportioned as of such date, if not earlier abated pursuant to paragraph (b) above. Notwithstanding the foregoing, no termination by reason of the events described in clauses (C) and (D) of subparagraph (2) of this paragraph (c) shall be effective if, within ten days after receipt of Sublessor's notice of termination, Sublessee has a right to, and effectively extends the term of this Sublease beyond its then expiration date pursuant to the terms of Section 52 hereof, unless such notice of termination could also have been given under clause (A) or (B) of subparagraph (2) of this paragraph (c). Nothing contained in this paragraph (c) or paragraph (a) above shall relieve Sublessee from any liability to Sublessor in connection with any damage to the Cargo Terminal by fire or other casualty if Sublessee shall be legally liable in such respect.

(d) No damages, compensation or claim shall be payable by Sublessor for inconvenience, loss of business or annoyance arising from any fire or other casualty (even if arising out of Sublessor's willful negligence) or from any repair or restoration of any portion of the Subleased Premises or of the Cargo Terminal, Common Facilities or building systems therein pursuant to this Section 13. Subject to the Port Authority adjusting the insurance claim and making the insurance proceeds available therefore, and subject to the Port Authority approving the work required to perform the same, Sublessor shall use reasonable efforts to effect such repair or restoration promptly and in such manner as not to unreasonably interfere with Sublessee's use and occupancy.

(e) Sublessor will not carry insurance of any kind on Sublessee Property and, except as provided by law, shall not be obligated to repair any damage thereto or replace the same.

(f) The parties hereby stipulate that neither the provisions of Section 227 of the Real Property Law of the State of New York nor those of any other similar statute shall extend or apply to this Sublease.

14. Indemnity and Liability Insurance

(a) (1) The Sublessee shall indemnify and hold harmless the Port Authority, its Commissioners, officers, employees and representatives, and Sublessor, its officers, employees and representatives, from and against and shall reimburse the Port Authority for costs and expenses including legal expenses incurred in connection with the claims herein described and the Sublessor for costs and expenses including reasonable attorney's fees actually incurred in connection with the defense of all claims and demands of third persons including but not limited to claims and demands for death or personal injuries, or for property damages, arising out of any default of the Sublessee in performance or observing any term or provision of this Sublease, or out of the use or occupancy of the Subleased Premises by the Sublessee or by others with its consent or out of any of the acts or omissions of the Sublessee, its officers, employees, guests, representatives, customers, contractors, invitees, business visitors and other persons who are doing business with the Sublessee or who are at the Subleased Premises with the consent of the Sublessee, or arising out of the acts or omissions of the Sublessee, its officers and employees elsewhere at the Airport (and as to areas outside of the Sublease Premises only by the acts or omissions of the Sublessee, its officers, employees, business guests), including claims and demands of the City of New York from which the Port Authority derives its rights in the Airport, for indemnification, arising by operation oflaw or through agreement of the Port Authority with the said City.

(2) The Sublessee shall at its own expense defend any suit based upon any such claim or demand (even if such suit, claim or demand is groundless, false or fraudulent), and in handling such it shall not, without obtaining express advance permission from the General Counsel of the Port Authority, raise any defense involving in any way the jurisdiction of the tribunal over the person of the Port Authority, its Commissioners, officers, agents or employees, the immunity of the Port Authority, its Commissioners, officers, agents or employees, the governmental nature of the Port Authority, or the provisions of any statutes respecting suits against the Port Authority.

(b) In addition to the obligations set forth in paragraph (a) of this Section and all other insurance required under this Sublease, the Sublessee during the term of this Sublease in its own name as insured and including the Port Authority and Sublessor as additional insureds shall maintain and pay the premiums on a policy or policies of Commercial General Liability Insurance, including premises-operations, and covering bodily injury, including death, property damage liability, and Comprehensive Automobile Liability Insurance covering owned, non-owned and hired vehicles and including automatic coverage for newly acquired vehicles and providing for coverage in the limits set forth below. The said Commercial General Liability insurance policy shall have a limit of not less than $2,000,000.00 combined single limit per occurrence and an armual aggregate for bodily injury and property damage liability. The said Comprehensive Automobile Liability insurance shall have a limit of not less than $2,000,000.00 combined single limit per accident for bodily injury and property damage liability.

(c) The policies and certificates relating to liability insurance covered by this section shall be duly endorsed by Sublessee's underwriters to provide that Sublessee and said underwriters waive any and all rights of subrogation against the Sublessor, the Port Authority and the City of New York and their respective officers, agents and employees, and further provide that said insurance and any and all policies of Sublessor shall be secondary insurance.

(d) All the aforesaid policies of insurance shall provide or contain an endorsement providing that the protections afforded the Sublessee thereunder with respect to any claim or action against the Sublessee by a third person shall pertain and apply with like effect with respect to any claim or action against the Port Authority or the Sublessor mising or said to arise out of such claim, but such endorsement shall not limit, vary, change, or affect the protections afforded the Port Authority or the Sublessor thereunder as an additional insured. The said policy or policies of insurance shall also provide or contain a contractual liability endorsement covering the obligations assumed by the Sublessee under paragraph (a) hereof. All insurance coverage's and policies required under this Section may be reviewed by the Sublessor and the Port Authority for adequacy of terms, conditions and limits of coverage at any time and from time to time during the tetm of the subletting hereunder. The Sublessor or the Port Authority may, at any such time, require commercially reasonable additions, deletions, amendments or modifications to the above scheduled insurance requirements, or may require (if commercially reasonable) such other and additional insurance, in such reasonable amounts, against such other insurable hazards, as the Sublessor or the Port Authority may deem required and the Sublessee shall promptly comply therewith

(e) As to the insurance required by the provisions of this Section, a certified copy of the policies or a certificate or certificates of binders, evidencing the existence thereof, shall be delivered by the Sublessee to the Sublessor and the Port Authority upon execution of this Sublease and delivery thereof by the Sublessor to the Port Authority. Each policy, certificate or binder delivered as aforesaid either (i) shall bear the endorsement of or be accompanied by evidence of payment of the premium thereon, or (ii) the Sublessee shall deliver to the Sublessor and the Port Authority the certificate of insurance issued by the insurance company issuing the policy. In the event a binder is delivered, it shall be replaced within thirty (30) days by a certified copy of the policy or a certificate. Each such copy or certificate shall contain a valid provision or endorsement that the policy may not be canceled, terminated changed or modified without giving thirty (30) days' written 15 advance notice thereof to the Sublessor and the Port Authority. Each such copy or certificate shall contain an additional endorsement providing that the insurance carrier shall not, without obtaining express advance permission from the General Counsel of the Port Authority, raise any defense involving in any way the jurisdiction of the tribunal over the person of the Port Authority, its officers, agents, or employees, the immunity of the Port Authority, its Commissioners, officers, agents or employees, the governmental nature of the Port Authority or the provisions ofany statutes respecting suits against the Port Authority. Any renewal policy or certificate shall be delivered to the Sublessor and the Port Authority prior to the expiration of each expiring policy, except for any policy expiring after the date of expiration of the term of this Agreement. The aforesaid insurance shall be written by a company or companies approved by the Sublessor. If at anytime any of the insurance policies shall be or become unsatisfactory to the Port Authority as to the form or substance or if any of the carriers issuing such policies shall be or become unsatisfactory to the Port Authority, the Sublessee shall promptly obtain a new and satisfactory policy in replacement. Ifthe Sublessor or the Port Authority at any time so requests, a certified copy of each of the policies shall be delivered to the Sublessor and the Port Authority. The insurance required by this Section may be effected by blanket or umbrella policies, or both, provided that the coverage under any such blanket or umbrella policies is the same as if such insurance was effected by a single policy.

15. (a) Except with the prior written approval of the Sublessor and the Port Authority, the Sublessee shall not erect maintain or display any signs or any advertising at or on the exterior parts of the Subleased Premises or at or on any other portion of the Airport outside the Subleased Premises. Interior signs affecting public safety and security shall be in accordance with established Port Authority standards. "Notwithstanding the above, the sublessee shall be allowed to maintain a sign on the front door of the subleased premises."

16. Additional Rent and Charges

(a) If the Sublessor or the Port Authority has paid any sum or has incurred any obligation or expense which the Sublessee has agreed to pay or reimburse the Sublessor or the Port Authority for or if the Port Authority or the Sublessor is required or elects to pay any sum or sums or incurs any obligations or expense by reason of the failure, neglect or refusal or the Sublessee to perform or fulfill any one or more of the conditions, covenants or agreements contained in this Sublease or as a result of an act or omission of the Sublessee contrary to the said conditions, covenants and agreements, the Sublessee agrees to pay the sum or sums so paid or the expense so incurred, including all interest and costs and the same may be added to any installment of rent thereafter due hereunder, and each and every part of the same shall be and become additional rent, recoverable by the Sublessor or the Port Authority in the same manner and with like remedies as if it were originally a part of the rent as set forth in the Lease.

(b) For all purposes under this Section and in any suit, action or proceeding of any kind between the parties hereto, any receipt showing any payment of a sum or sums by the Sublessor or the Port Authority for any work done or material furnished shall be presumptive evidence against the Sublessee that the amount of such payment was necessary and reasonable. Should the Port Authority elect to use its operating and maintenance staff in performing any work and to charge the Sublessee with the cost of same, any time report of any employee of the Port Authority showing hours of labor or work allocated to such work, or any stock requisition of the Port Authority showing the issuance of materials actually used in the performance thereof, shall likewise be presumptive evidence against the Sublessee that the amount of such charge was necessary and 16 reasonable.

17. Rights of Entry Reserved.

(a) With reasonable advance notice (except in the case of emergencies in which case no notice is required) the Sublessor or the Port Authority, by their respective officers, employees, agents, representatives and contractors shall have the right at all reasonable times to enter upon the Subleased Premises for the purpose of inspecting the same, for observing the performance by the Sublessee of its obligations under the Sublease, and for the doing of any act or thing which the Sublessor or the Port Authority may be obligated or have the right to do under this Sublease, or where the Sublessor or the Port Authority may otherwise be obligated or have the tight to do so.

(b) With reasonable advance notice (except in the case of emergencies in which case no notice is required) and without limiting the generality of the foregoing, the Port Authority, by its officers, employees, agents, representatives, contractors, and furnishers of utilities and other services, shall have the right, for its own benefit, for the benefit of the Sublessor and Sublessee, or for the benefit of others than the Sublessee at the Airport, to maintain existing and future sewerage, utility, mechanical, electrical and other systems and to enter upon the Subleased Premises at all reasonable times to make such repairs, replacements or alterations as may, in the opinion of the Port Authority, be deemed necessary or advisable and , from time to time, to construct or install over, in or under the Subleased Premises new systems or parts thereof, and to use the Subleased Premises for access to other parts of the Airport otherwise not conveniently accessible; provided, however, that in the exercise of such rights of access, repair, alteration or new construction the Port Authority shall not unreasonably interfere with the use and occupancy of the Subleased Premises by the Sublessee.

(c) In the event that any of the Sublessee Property shall obstruct the access of the Sublessor or the Port Authority, their respective employees, agents or contractors to any of the existing or future utility, mechanical, electrical and other systems and thus shall interfere with the inspection, maintenance or repair of any such system, the Sublessee shall move such Sublessee Property, as directed by the Port Authority, in order that access may be had to the system or part thereof for its inspection, maintenance or repair, and , if the Sublessee shall fail to so move such Sublessee Property after direction from the Port Authority to do so, the Port Authority may move it and the Sublessee hereby agrees to pay the cost of such moving upon demand.

(d) Nothing in this Section shall or shall be construed to impose upon the Sublessor any obligations so to construct or maintain or to make repairs, replacement, alterations or additions, or shall create any liability for any failure so to do. With respect to the Subleased Premises the Sublessee is and shall be in exclusive control and possession thereof and the Sublessor or the Port Authority shall not in any event be liable for any injury or damage to or to any person happening on or about said Subleased Premises nor for any injury or damage to said Subleased Premises nor to any property of the Sublessee or of any other person located therein or thereon (other than to the extent the same are occasioned by the affirmative, willful acts of the Sublessor or the Port Authority, its employees, agents and representatives).

(e) At any time and from time to time during ordinary business hours within the six (6) months next preceding the expiration of the subletting, the Sublessor, for and by its agents and employees, whether or not accompanied by prospective lessees, occupiers or users of the Subleased Premises, shall have the right to enter thereon for the purpose of exhibiting and viewing all parts of the same, and during such six-month period the Sublessor may place and maintain on the Subleased Premises the usual " To Let" signs, which signs 17 the Sublessee shall permit to remain without molestation.

(f) If, during the last month of the subletting, the Sublessee shall have vacated the Subleased Premises and removed all or substantially all of its property from the Subleased Premises, subject to consent of Sublessee, the Sublessor may immediately enter and alter, renovate and redecorate the Subleased Premises.

(g) The exercise of any or all of the foregoing rights by the Sublessor or others shall not be or be construed to be an eviction of the Sublessee nor be made the ground for any abatement of rental nor any claim or demand for damages, consequential or otherwise.

18. Condemnation. If due to the condemnation or taking or seizure by any authority having the right of eminent domain, (i) more than fifteen (15%) percent of the Subleased Premises under the Sublease is taken or rendered untenantable, or (ii) in the event that more than twenty-five (25%) percent of the ground is taken, or (iii) if access to the Subleased Premises under the Sublease be denied which taking in the manner hereinabove referred to and in excess of the foregoing percentage amounts shall unreasonably or unduly interfere with the use of the building, ground area, parking area, or deny access to these Subleased Premises, then and in either of such events as hereinabove provided, the lease term created shall, at the option of the Sublessee, terminate, cease and become null and void from the date when the authority exercising the power of eminent domain takes or interferes with the use of the building of which the Subleased Premises forms a part, its use of the ground area, parking area, or area of access to the Subleased Premises. The Sublessee shall only be responsible for the payment of rent until the time of surrender. In any event, no part of the Port Authority's condemnation award shall belong to or be claimed by the Sublessee. Without diminishing the Port Authority's award, the Sublessee shall have the right to make a claim against the condemning authority for such independent claim which it may have and as may be allowed by law, for costs and damages due to relocating, moving and other similar costs and charges directly incurred by the Sublessee and resulting from such condemnation. In the event of any partial taking which would not be cause for termination of the within Sublease or in the event of any partial taking in excess of the percentages provided hereinabove and in which event the Sublessee shall elect to retain the balance of the Subleased Premises remaining after such taking, then and in either event, the rent shall abate in an amount mutually to be agreed upon between the Sublessor and Sublessee based on the relationship that the character of the property prior to the taking bears to the property which shall remain after such condemnation. In any event, no part of the Port Authority's condemnation award shall belong to or be claimed by the Sublessee. However, the Sublessor or the Port Authority shall, to the extent permitted by applicable law and as the same may be practicable on the site of the Subleased Premises, at the Sublessor's sole cost and expense, promptly make such repairs and alterations in order to restore the building and/or improvements to usable condition to the extent of the condemnation award.

In the event that all or any portion of the Subleased Premises is required by the Port Authority to comply with any present or future governmental law, rule, regulation, requirement, order or direction, the Port Authority may by notice given to the Sublessee terminate the Subletting with respect to all such portion of the premises so required. If the Port Authority so elects to terminate all or such portion of the Subleased Premises so required either Sublessor or the Port Authority shall give the Sublessee written notice to such effect. Such termination shall be effective on the date specified in the notice.

No taking by or conveyance to any governmental authority nor any delivery by the Sublessee nor

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taking by the Port Authority pursuant to this Section shall be or be construed to be an eviction of the Sublessee or a breach of this Sublease or to be made the basis of any claim by the Sublessee against the Sublessor or the Port Authority for damages, consequential or otherwise.

In the event that the taking covers the entire Subleased Premises or in the event that the subletting is terminated with respect to the Subleased Premises, then this Sublease shall, as of the date possession is taken by such agency or agencies from the Port Authority, or as of the effective date of such termination, cease and determine in the same manner and with the same effect as if the term of the subletting had on that date expired.

19. Late Charges. If the Sublessee should fail to pay any amount required under this Sublease when due to the Sublessor, including without limitation any payment of Base Rental, additional or other rental or any payment of utility fees or charges, or other charges or fees, or if any such amount is found to be due as the result of an audit, then, in such event, the Sublessor or the Port Authority may impose (by statement, bill or otherwise) a late charge with respect to each such unpaid amount for each late charge period herein below described during the entirety of which such amount remains unpaid, each such late charge not to exceed an amount equal to eight-tenths of one percent of such unpaid amount for each late charge period. There shall be twenty-four late charge periods during each calendar year; each late charge period shall be for a period of at least fifteen (15) calendar days except one late charge period each calendar year may be for a period of less than fifteen (but not less than thirteen) calendar days. Without limiting the generality of the foregoing, late charge periods in the case of amounts found to have been owing to the Sublessor or the Port Authority as the result of Port Authority audit findings shall consist of each late charge period following the date the unpaid amount should have been paid under this Sublease. Each late charge shall be payable immediately upon demand made at any time therefore by the Sublessor or the Port Authority. No acceptance by the Sublessor or the Port Authority of payment of any unpaid amount or of any unpaid late charge amount shall be deemed a waiver of the tight of the Sublessor or the Port Authority to payment of any late charge or late charges payable under the provisions of this Section, with respect to such unpaid amount. Each late charge shall be and become additional rent, recoverable by the Sublessor or the Port Authority in the same manner and with like remedies as if it were otiginally a part of the rentals as set forth in this Sublease. Nothing in this Section is intended to, or shall be deemed to, affect, alter modify or diminish in any way (i) any rights of the Sublessor or the Port Authority under this Sublease, or (ii) any obligations of the Sublessee under this Sublease. In the event that any late charge imposed pursuant to this Section shall exceed a legal maximum applicable to such late charge, then, in such event, each such late charge payable under this Sublease shall be payable instead at such legal max1mum.

20. Assignment and Sublease. The Sublessee covenants and agrees that it shall not assign or sublet the Subleased Premises or any part thereof, without the prior written consent of the Sublessor and the Port Authority, severally.

21. Further Terms and Conditions. This Sublease IS further subject to the following terms and conditions:

(1) The Sublessee shall be prohibited from performing any activity or services at the Airport for which the Port Authority requires payment of fees to the Port Authority unless the Sublessee pays such fees (including the obtaining of a Port Authority issued permit, if so required);

(2) The subletting herein shall be subject to and subordinate to all of the terms, covenants, conditions and provisions of the Lease and the rights of the Port Authority thereunder;

(3) The subletting herein shall not be changed, modified, discharged (other than a voluntary termination or cancellation as hereinafter provided) or extended without the prior written approval of the Port Authority, and shall not be voluntarily terminated by the Sublessee (other than by reason of default or pursuant to a cancellation right contained in the Sublease) except upon one hundred twenty (120) days' notice to the Port Authority;

(4) The Subletting shall terminate and expire as to the Sublessee's right thereunder to use and occupy the Subleased Premises (excepting the Sublessee's obligations which survive such termination) without notice to the Sublessee as of the termination date of this Sublease, unless earlier terminated under the provisions of this Sublease;

(5) Written approval and consent by the Port Authority shall be a condition precedent to the effectiveness ofthis Sublease.

(6) Nothing herein shall be deemed to limit the Sublessor from exercising its right to terminate this Sublease in accordance with the terms and provision thereof;

(7) Any sale, assignment, transfer, sublease, mortgage, pledge, hypothecation, encumbrance or disposition of the Subleased Premises or of the rents, revenues or any other income from the Subleased Premises, or this Sublease, or any part thereof, or any license or other interest of the Sublessee therein not made in accordance with the provisions of the Lease shall be null and void ab initio and of no force or effect;

(8) If without prior written consent of the Sublessor and the Port Authority, the Sublessee assigns, sells, conveys, transfers, mortgages, pledges or sublets in violation of the foregoing paragraphs of this Section or if, except as expressly permitted hereunder, the Subleased Premises are occupied by anybody other than the Sublessee, the Sublessor or the Port Authority may collect rent from any assignee, Sublessee or anyone who claims a right under this Sublease or subletting or who occupies the Subleased Premises, and the Sublessor or the Port Authority shall apply the net amount collected to the rental herein reserved; but no such collection shall be deemed a waiver by the Sublessor or the Port Authority of the covenants contained in the foregoing paragraphs of this Section or an acceptance by the Sublessor or the Port Authority of any such assignee, Sublessee, claimant or occupant as Sublessee, nor a release of the Sublessee by the Sublessor and the Port Authority, severally, from the further performance by the Sublessee of the covenants contained herein; and

(9) The Sublessee shall not use or permit any person to use the Subleased Premises or any portion thereof for any purpose other than the purposes stated in Section 4. Except as provided in this Sublease or otherwise permitted in writing by the Port Authority, the Sublessee shall not permit the Subleased Premises to be used or occupied by any person other than its own officers, employees, contractors, and representatives.

22. Termination by the Sublessor.

(a) If any one or more of the following events shall occur, that is to say:

(1) The Sublessee shall become insolvent or shall take the benefit of any present or future insolvency statute, or shall make a general assignment for the benefit of creditors, or file a voluntary petition in bankruptcy or a petitioner answer seeking an arr-angement or its reorganization or the readjustment of its indebtedness under the federal bankruptcy laws or under any other law or statute of the United States or of any state thereof, or consent to the appointment of a receiver, trustee, or liquidator of all or substantially all of its property; or

(2) By order or decree of a court the Sublessee shall be adjudged bankrupt or an order shall be made approving a petition filed by any of its creditors or by any of the stockholders of the Sublessee, seeking its reorganization or the readjustment of its indebtedness under the federal bankruptcy laws or under any law or statute of the United States or of any state thereof, provided that if any such judgment or order is stayed or vacated within sixty (60) days after the entry thereof, any notice of cancellation shall be and become null, void and of no effect; or

(3) By or pursuant to, or under authority of any legislative act, resolution or rule, or any order or decree of any court or govennnental board, agency or officer having jurisdiction, a receiver, trustee, or liquidator shall take possession or control of all or substantially all of the property of the Sublessee, and such possession or control shall continue in effect for a period ofthirty (30) days; or

(4) The Sublessee shall voluntarily abandon, desert or vacate the Subleased Premises or discontinue its operations at the Airport, or after exhausting or abandoning any right of further appeal, the Sublessee shall be prevented for a period of sixty (60) days by action of any governmental agency other than the Port Authority having jurisdiction thereof, from conducting its operations at the Airport, regardless of the fault of the Sublessee; or

(5) Any lien is filled against the Subleased Premises because of any act or omission of the Sublessee and shall not be discharged within sixty (60) days after the Sublessee has received notice thereof; or

(6) Except as pennitted by Section 20 hereof, the subletting hereunder or the interest or estate of the Sublessee under this Sublease shall be transferred directly by the Sublessee or shall pass to or devolve upon, by operation of law or otherwise, any other person, firm or corporation; or

(7) A petition under any part of the federal bankruptcy laws or an action under any present or future insolvency law or statute shall be filed against the Sublessee and shall not be dismissed within sixty (60) days after the filing thereof; or

(8) The Sublessee shall, without the prior written approval of the Port Authority, become a possessor or merged corporation in a merger, a constituent corporation in a consolidation, or a corporation in dissolution; or

(9) The Sublessee shall fail duly and punctually to pay the rentals, fees or charges or to make any other payments required hereunder when due to the Sublessor and shall continue in its failure to pay said rentals, fees or other charges or to make any other payments required hereunder for a period often (10) days after notice from the Sublessor to malce said payments; or

(l0) The Sublessee shall fail to keep, perform and observe each and every other

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promise, covenant and agreement set forth in this Sublease on its part to be kept, performed, or observed, within thirty (30) days after receipt of notice of default thereunder from the Sublessor (except where fulfillment of its obligation requires activity over a period of time, and the Sublessee shall have commenced to perform whatever may be required for fulfillment within thirty (30) days after receipt of notice and continues such performance without interruption except for causes beyond its control); then upon the occurrence of any such event or at any time thereafter during the continuance thereof; the Sublessor or the Port Authority may upon twenty (20) days' notice terminate the rights of the Sublessee hereunder and the subletting, such termination to be effective upon the date specified in such notice. Such right of termination and the exercise thereof shall be and operate as a conditional limitation.

(b) No acceptance by the Sublessor or the Port Authority of rentals, fees, charges or other payments in whole or in part for any period or periods after a default of any of the terms, covenants and conditions hereof to be performed, kept or observed by the Sublessee shall be deemed a waiver of any right on the part of the Sublessor or the Port Authority to terminate the subletting.

(c) No waiver by the Sublessor or the Port Authority of any default on the part of the Sublessee in performance of any of the terms, covenants or conditions hereof to be performed, kept or observed by the Sublessee shall be or be construed to be a waiver by the Sublessor or the Port Authority of any other or subsequent default in performance of any of the said terms, covenants and conditions.

(d) The rights of termination described above shall be in addition to any other rights of termination provided in this Sublease and in addition to any rights and remedies that the Sublessor or the Port Authority would have at law or in equity consequent upon any breach of this Sublease by the Sublessee, and the exercise by the Sublessor of any right of termination shall be without prejudice to any other such rights and remedies.

(11) The Sublessor shall have the right to terminate the Sublease for any reason with 60 days notice to the Sublessee after the 2"d year of occupancy.

23. Right of Re-entry. The Sublessor shall, as an additional remedy upon the giving of a notice of termination as provided in Section 22 hereof, have the right to re-enter the Subleased Premises and every part thereof upon the effective date of termination without further notice of any kind, and may regain and resume possession either with or without the institution of summary or any other legal proceedings or otherwise. Such re-entry, or regaining or resumption of possession, however, shall not in any manner affect, alter or diminish any of the obligations of the Sublessee under this Sublease, and shall in no event constitute an acceptance of surrender.

24. Waiver of Redemption. The Sublessee hereby waives any and all rights to recover or regain possession of the Subleased Premises and all rights ofredemption, granted by or under any present or future law in the event it is evicted or dispossessed for any cause, or in the event the Sublessor obtains possession of the Subleased Premises in any lawful marmer.

25. Survival of the Obligations of the Sublessee.

(a) In the event that the subletting shall have been terminated in accordance with a notice of termination as provided in Section 22 hereof, or the interest of the Sublessee canceled pursuant thereto, or in the event that the Sublessor has re-entered, regained or resumed possession of the Subleased Premises in accordance with the provisions of Section 23 hereof, all the obligations of the Sublessee under this Sublease with respect to the Subleased Premises shall survive such termination or cancellation, or re-entry, regaining or resumption of possession and shall remain in full force and effect for the full term of the subletting under this Sublease, and the amount or amounts of damages or deficiency therefore shall become due and payable to the Sublessor or the Port Authority to the same extent, at the same time or times and in the same manner as if no termination, cancellation, re-entry, regaining or resumption of possession had taken place. The Sublessor may maintain separate actions each month to recover the damage or deficiency then due or at its option and at any time may sue to recover the full deficiency less the proper discount, for the entire unexpired term.

(b) The amount of damages for the period of time subsequent to termination or cancellation (or re-entry, regaining or resumption of possession) on account of the Sublessee's rental obligations, shall be the sum of the following:

(1) The amount of the total of all armual Base and Additional Rentals with respect to the Subleased Premises less the instalhnents thereof payable prior to the effective date of termination except that the Ocredit to be allowed for the installment payable on the first day of the month in which the termination is effective shall be pro-rated for the part of the month the subletting remains in effect on the basis of the actual number of days in said month;

(2) An amount equal to all reasonable expenses actually incurred by the Sublessor or the Port Authority in connection with regaining possession and restoring and reletting the Subleased Premises, for legal expenses, putting the Subleased Premises in order including, without limitation, cleaning, decorating and restoring (on failure of the Sublessee to restore), maintenance and brokerage fees.

(c) Without limiting the foregoing, in the event this Sublease shall be terminated pursuant to Section 22 hereof and the Sublessor shall have completed the Construction or any portion thereof specified in Section 5 hereof, the Sublessee shall and hereby agrees to pay to the Sublessor any and all amounts, costs or expenses, or any type whatsoever, paid or incurred by the Sublessor, including all interest costs, damages, losses, and penalties, and all of the same shall be deemed treated as survived damages hereunder.

26. Reletting by the Sublessor. The Sublessor upon termination or cancellation pursuant to Section 22 hereof, or upon any re-entry, regaining or resumption of possession pursuant to Section 23 hereof, may occupy the Subleased Premises or may relet the Subleased Premises, and shall have the right to permit any person, firm or corporation to enter upon the Subleased Premises and use the same. Such reletting may be of part only of the Subleased Premises or a part thereof together with other space, and for a period of time the same as or different from the balance of the term hereunder remaining, and on terms and conditions the same as or different from those set forth in this Agreement. The Sublessor shall also, upon termination or cancellation pursuant to the said Section 22, or upon its re-entry, regaining or resumption of possession pursuant to the said Section 23, have the right to repair or to make structural or other changes in the Subleased Premises, including changes which alter the character of the Subleased Premises and the suitability thereof for the purpose of the Sublessee under this Sublease, without affecting, altering or diminishing the obligations of the Sublessee hereunder.

27. Remedies to be Non-Exclusive. All remedies provided in this Sublease shall be deemed cumulative and additional and not in lieu of or exclusive of each other or of any other remedy available to the Port Authority or to the Sublessor, at law or in equity, and the exercise of any remedy, or the existence herein of other remedies or indemnities shall not prevent the exercise of any other remedy. 23

28. Surrender. The Sublessee covenants and agrees to yield and deliver peaceably to the Sublessor possession of the Subleased Premises on the date of cessation of the subletting, whether such cessation be by termination, expiration or otherwise, promptly and in good condition, except for reasonable wear and tear which does not cause or tend to cause deterioration of the Subleased Premises or adversely affect the efficient or proper utilization thereof, and all of the Subleased Premises shall be free and clear of all liens, encumbrances, security interests of any type whatsoever, and of any rights of any approved sublessees or of any persons occupying or having any right to occupy the Subleased Premises in whole or in part.

29. Acceptance of Surrender of Sublease. No agreement of surrender or to accept a surrender shall be valid unless and until the same shall have been reduced to writing and signed by the du1y authorized representatives of the Sublessor and the Port Authority, Except as expressly provided in this Section, neither the doing of, nor any omission to do, any act or thing, by any of the officers, agents or employees of the Sublessor or the Port Authority, shall be deemed an acceptance of a surrender of the letting or ofthis Sublease Agreement. 30. Effect ofLease Between the City ofNew York and the Port Authority. Nothing contained in this Sublease shall be deemed a waiver by the Sublessor of any of its rights, licenses or privileges under this Sublease in the event that the City Lease should be surrendered, canceled or terminated prior to the date specified in the City Lease for its expiration.

31. Removal of Property. All personal property (including trade fixtures) removable without material damage to the Leased Premises, which are installed by the Sublessee in or on the Subleased Premises shall be deemed to be and remain in the property of the Sublessee. All such property, provided the Sublessee shall install suitable replacements therefore if such personal property is necessary to perform any of the Sublessee's obligations hereunder, may at the Sublessee's option be removed by the Sublessee from the Subleased Premises at any time during the term of this Sublease and shall, unless otherwise agreed in writing by the parties, be removed by the Sublessee at or before the expiration or other termination of the term of this Sublease. If the Sublessee shall fail to remove its property on or before the tennination or expiration of the subletting, the Sublessor may remove such property to a public warehouse for deposit or retain the same in its own possession, and sell the same at public auction, the proceeds of which shall be applied first to the expenses of removal, storage and sale, second to any sums owed by the Sublessee to the Sublessor, with any balance remaining to be paid to the Sublessee; if the expenses of such removal, storage and sale shall exceed the proceeds of sale, the Sublessee shall pay such excess to the Sublessor upon demand.

32. Brokerage. The Sublessor and the Sublessee represents and warrants that no broker has been concerned on their behalf in the negotiation of this Sublease and that there is no broker who is or may be entitled to be paid a commission in connection therewith. The Sublessee shall indenmify and save harmless the Sublessor of and from any claim for commission or brokerage made by any and all persons, firms or corporations whatsoever for services rendered to the Sublessee in connection with the negotiation or execution of this Sublease. The Sublessor shall indenmifY and save harmless the Sublessee and the Port Authority of and from any claim for commission or brokerage made by any and all persons, fmns or corporations whatsoever for services rendered to the Sublessor in connection with the negotiation or execution ofthis Sublease.

33. Limitation of Rights and Privileges Granted.

(a) No greater rights or privileges with respect to the use of the Subleased Premises or any 24 part thereof are granted or intended to be granted to the Sublessee by the Sublease, or by any provision thereof, than the rights and privileges expressly and specifically granted.

(b) The Subleased Premises are let to the Sublessee and the Sublessee takes the same subject to all the following, (to the extent the Sublessor or the Port Authority has advised the Sublessee in writing thereof; or to the extent the Sublessee otherwise has knowledge thereof; or to the extent the same are matters of public record); (i) easements, restrictions, reservations, covenants and agreements; of any, to which the Subleased Premises may be subject, and rights of the public in and to any public street; (ii) rights, if any of any enterprise, public or private which is engaged in furnishing heating, light, power, telegraph, telephone, steam, or transportation services and of the City of New York and State of New York; and (iii) permits, licenses, regulations and restrictions, if any, of the United States, the City of New York or State of New York or other governmental authority.

34. Notices. Except where expressly required or permitted herein to be oral, all notices, directions, requests consents and approvals required to be given to or by either party shall be in writing, and all such notices shall be personally delivered to the duly designated officer or representative of such party or delivered to the office of such officer or representative dming regular business homs, or forwarded to him or to the party at such address by certified or registered mail. Duly designated officer or representative and office address:

Sublessor: Michael Buckley President Japan Airlines Management Corp. Building No. 14 John F. Kennedy International Airport Jamaica, New York 11430

Sublessee: Mr. Igor Dmitrowsky President & CEO Baltia Air Lines Building 151, Room 361 JFKIA, Jamaica NY 11430

If mailed, the notice herein required to be served should be deemed effective and served as of the date received.

The foregoing designated officers or representatives and the office addresses thereof may be changed from time to time, on written notice to the other party.

35. Other Construction by the Sublessee. Except as expressly provided herein, the Sublessee shall not erect any structures, make any improvements or do any other construction work on the premises or alter, modifY, or make additions or improvements or repairs to or replacements of any structure now existing or built at any time during the subletting, or install any fixture (other than trade fixtures, removable without material damage to the freehold, any such dan1age to be immediately repaired by the Sublessee) without the prior 25 written approval of the Sublessor and the Port Authority and in the event any construction, improvement, alteration, modification, repair, replacement or addition, is made without such approval, then upon reasonable notice so to do, the Sublessee will remove the same, or at the option of the Sublessor cause the same to be changed to the satisfaction of the Sublessor. In case of any failure on the part of the Sublessee to comply with such notice, the Sublessor may effect the removal or change and the Sublessee shall pay the cost thereof to the Sublessor.

36. Place of Payments. All payments required of the Sublessee by this Agreement to Sublease shall be made to Japan Airlines Management Corp., Building No. 14, John F. Kennedy International Airport, Jamaica, New York, 11430, or to such other address as may be substituted therefore by notice to the Sublessee from time to time.

37. Construction and Application of Terms.

(a) The Section and paragraph headings, if any, in this Sublease, are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of any provision hereof.

(b) Unless otherwise expressly specified, the terms, provisions and obligations contained in the Exhibits and the Addendum attached hereto, whether there set out in full or as amendments of, or supplements to provisions elsewhere in the Sublease stated, shall have the same force and effect as if herein set forth in full. 38. Non-liability of Individuals. No Commissioner, director, officer, agent or employee of either party shall be charged personally or held contractually liable by or to the other party under any term or provision of this sublease or of any supplement, modification or amendment to this Sublease or because of any breach thereof, or because of its or their execution or attempted execution.

39. Termination by the Sublessee.

(a) If any one or more of the following events shall occur:

(1) The Port authority shall for safety or other reasons prohibit the use of the Public Landing Area at the Airport for scheduled passenger or air cargo transport operations for a period covering more than thirty (30) consecutive days;

(2) Scheduled Aircraft Operators at the Airport or Sublessee (unless due to the fault of Sublessee) shall be prevented from using the Public Landing Area to conduct their scheduled cargo, passenger or combination of cargo and passenger flights to and from the Airport for a period covering more than ninety (90) consecutive days as a result of a permanent injunction issued by a court of competent jurisdiction; or

(3) Scheduled Aircraft Operators at the Airport (unless caused by or resulting from the acts or omissions of the Sublessee) shall be prevented from using the Public Landing Area to conduct their scheduled passenger flights, cargo flights or combination passenger and cargo flights to and from the Airport for a period covering more than ninety (90) consecutive days as a result of any order, rule or regulation of the Federal Aviation Administration, or other governmental agency having jurisdiction over the operations of the Scheduled Aircraft Operators; then upon the occurrence of any such event or at any time thereafter during the continuance of the conditions, the Sublessee may by twenty (20) days' notice terminate the subletting, such termination to be effective upon the date set forth in such notice and to have the same effect as if the term of the subletting had on that date expired.

(b) The payment of rentals by the Sublessee for the period or periods after the Sublessee shall have a right to terminate under this Section shall not be or be construed to be a waiver by the Sublessee of any such right of termination.

40. Abatement. If the Port Authority shall, for safety or other reasons, prohibit the use of the Public Landing Area at the Airport or of any substantial part thereof for domestic and foreign scheduled passenger or air cargo transport operations for a period covering more than sixty (60) consecutive days and the Sublessee shall thereby be prevented from conducting those operations at the Airport enumerated in Section 4 hereof, then upon the occurrence of such event, the Sublessee at its option shall be entitled to abatement of rental during such period of prohibition and prevention. In the event that the Sublessee shall exercise such option the Sublessee shall be deemed to have released and discharged the Sublessor and the Port Authority of and from all claims and rights which the Sublessee may have hereunder arising out of or consequent upon such closing and the subsequent interrupted use of such Public Landing Area or part thereof during the period of prohibition.

41. Quiet Enjoyment. The Sublessor covenants and agrees that as long as it remains the Lessee under the Lease, Sublessee, upon paying all rentals and fees hereunder and performing all the covenants, conditions and provisions of this Sublease on its part to be performed, shall and may peacefully and quietly have and enjoy the Subleased Premises free of any act or acts of the Sublessor except as expressly agreed upon in this Sublease.

42. Force majeure. Neither the Sublessor, the Sublessee nor the Port Authority shall be deemed to be in violation of this Sublease if is prevented from performing any of its obligations hereunder by reason of strikes, boycotts, labor disputes, embargoes, shortages of material, acts of God, acts of the public enemy, acts of superior governmental authority, weather conditions, tides, riots, rebellion, sabotage or any other circumstances for which it is not responsible and which are not within its control; provided, however, that this provision shall not apply to failure by the Sublessee to pay the rentals and fees specified in Section 3 or other charges specified in this Sublease, and shall not apply to any other charges or money payments, and, provided, further, that this provision shall not prevent a party from exercising a right of termination under Sections 22 and 39 and under any other section of this Sublease. 43. Ingress and Egress. To the extent granted to Sublessor by the Port Authority under the Lease:

(a) The Sublessee shall have the right of ingress and egress between the Subleased Premises and a city street or public way outside the Airport by means of existing roadways used in common with others having rights of passage within the Airport, provided, however, that the Port Authority may, at its sole cost and expense, from time to time substitute other reasonably equivalent means ofingress and egress.

(b) The use of all roadways and taxiways shall be subject to the rules and regulations of the Port Authority which are now in effect or which may hereafter be promulgated for the safe and efficient operation of the Airport. In addition to the rights of closure granted above, the Port Authority may, at any time, temporarily or permanently close, or consent to or request the closing of, any such roadway, and any other area at the Airport presently or hereafter used as such, so long as a means of ingress and egress reasonably equivalent to that provided in subparagraph (a) above is concurrently made available to the Sublessee. The Sublessee hereby releases and discharges the Port Authority, and the Sublessor, their respective successors and assigns, of and from any and all claims, demands or causes of action which the Sublessee may now or at any time hereafter have against any of the foregoing, arising or alleged to arise out of the closing of any street, roadway, or other area used as such whether within or outside the Airport, provided, that the Port Authority makes available to the Sublessee at its sole cost and expense a means of ingress and egress reasonably equivalent to that provided in subparagraph (a) above.

44. Non-Discrimination.

(a) Without limiting the generality of any of the provisions of the Sublease, the Sublessee, for itself, its successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree that (1) no person on the grounds of race, creed, color, sex or national origin, shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of the Subleased Premises by it, (2) that in the construction of any improvements on, over, or under the Subleased Premises and furnishing of services thereon by it, no person on the ground ofrace, creed, color, sex or national origin shall be excluded from participation in, denied the benefits of, or otherwise be subject to discrimination, (3) that the Sublessee shall use the Subleased Premises in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, Non-discrimination in Federally-assisted programs of the Department of Transportation-Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended, and any other present or future laws, rules, regulations, orders or directions of the United States of America with respect thereto which from time to time may be applicable to the Sublessee's operations at the Airport, whether by reason of agreement between the Port Authority and the United States Govermnent or otherwise.

(b) The Sublessee's non-compliance with the provisions of this Section shall constitute a material breach of this Sublease. In the event of the breach by the Sublessee of any of the above nondiscrimination provisions the Port Authority may take appropriate action to enforce compliance; or in the event such noncompliance shall continue for a period of twenty (20) days after receipt of written notice from the Port Authority, the Port Authority shall have the right to terminate the Sublease and the subletting hereunder with the same force and effect as a termination under the Section of this Sublease providing for termination for default by the Sublessee in the performance or observance of any other term or provision of this Sublease, or may pursue such other remedies as may be provided by law; and as to any or all the foregoing, the Port Authority may take such action as the United States may direct.

(c) The Sublessee shall indemnify and hold harmless the Sublessor and the Port Authority from any claims and demands of third persons, including the United States of America resulting from the Sublessee's noncompliance with any of the provisions ofthis Section and the Sublessee shall reimburse the Port Authority for any loss or expense incurred by reason of such noncompliance. 28

45. Affirmative Action. In addition to and without limiting any other term or provision of this Sublease, the Sublessee assures that it will undertake an affirmative action program as required by 14 CFR Part 152, Subpart E, to insure that no person shall on the grounds of race, creed, color, national origin, or sex be excluded from participating in any employment activities covered in 14 CFR Part 152, Subpart E. The Sublessee assures that no person shall be excluded on these grounds from participating in or receiving the services or benefits of any program or activity covered by this subpart. The Sublessee assures that it will require that its covered suborganizations provide assurances to the Sublessee that they similarly will under take affirmative action programs and that they will require assurances from their suborganizations, as required by 14 CFR Part 152, Subpart E, to the same effect. The Sublessee's non-compliance with the provisions of this Section shall constitute a material breach of this Sublease. In the event of the breach of the Sublessee of any appropriate action to enforce compliance; or in the event such non-compliance shall continue for a period of twenty (20) days after receipt of written notice from the Port Authority, the Port Authority shall have the right to terminate this Sublease and the subletting hereunder with the same force and effect as a termination under the Section of this Sublease providing for termination for default by the Sublessee in the performance or observance of any other term or provision of this Sublease, or may pursue such other remedies as may be provided by law.

In the implementation of this Section, the Port Authority may consider compliance by the Sublessee with the provisions of any federal, state or local law concerning affirmative action/equal employment opportunity which are at least equal to the requirements of this Section, as effectuating the provisions of this Section. If the Port Authority determines that by virtue of such compliance with the provisions of any such federal, state or local law that the provisions hereof duplicate or conflict with such law the Pmt Authority may waive the applicability of the provisions of this Section to the extent that such duplication or conflict exists.

Nothing herein provided shall be construed as a limitation upon the application of any laws which establish different standards of compliance or upon the application of requirements for the hiring of local or other area residents. Nothing in this Section shall grant or be deemed to grant to the Sublessee the right to make any agreement or award for concessions for consumer services at the Airport.

46. Condition of Subleased Premises. The Sublessee hereby acknowledges that it has not relied upon any representation or statement of the Sublessor or the Port Authority or their respective Commissioners, officers, employees or agents as to the condition of the Subleased Premises. The Sublessee, prior to the execution of this Sublease, has thoroughly examined the Subleased Premises and determined then to be suitable for the Sublessee's operations hereunder and the Sublessee hereby agrees to take the Subleased Premises in the condition they are in as of the commencement of the term of the subletting hereunder. Without limiting any obligation of the Sublessee to commence operations hereunder at the time and in the manner stated elsewhere in this Sublease, the Sublessee agrees that no portion of the Subleased Premises will be used initially or at any time during the subletting which is in a condition unsafe or improper for the conduct of the Sublessee's operations hereunder so that there is possibility of injury or damage to life or property. It is hereby understood and agreed that whenever reference is made in this Sublease to the condition of the Subleased Premises as of the commencement of the term thereof, the same shall be deemed to mean the condition of the Subleased Premises as of the date the Sublessee first occupied the Subleased Premises, and as to the improvements made and the alteration work performed during the term of the Sublease in the condition existing after the completion of the same. The foregoing is not intended to limit any obligation of the Sublessor or the Port authority as expressly set forth in this Sublease.

47. Definitions. The following terms, when used in this Agreement, shall, unless the context shall require otherwise, have the respective meanings given below:

(a) "Airport" shall mean the land and the Subleased Premises in the City ofNew York, in the County of Queens and State of New York, which are shown in green upon the Exhibit attached to the Basic Lease between the City of New Yark and the Port Authority referred to in subdivision (b) below, said Exhibit being marked "Map II", and lands contiguous thereto which may have been heretofore or may hereafter be acquired by the Port Authority to use for air terminal purposes.

(b) "City lease" shall mean the agreement between the City of New York and the Port Authority dated April 17, 1947, as the same from time to time may have been or may be supplemented or amended. Said agreement dated April17, 1947, has been recorded in the Office of the Register of the City of New York, County of Queens, on May 22, 194 7m in Liber 5402 of Conveyances, at pages 319, et seq.

(c) "Sublease" shall mean this Agreement of Sublease

(d) "Lease", shall mean the Agreement of Lease between the Port Authority of New York and New Jersey and Japan Airlines Management Corp. (Lease No. AYB-970, dated June 4, 1991).

(e) "Subletting" shall mean the subletting under this Sublease for the original term stated herein, and shall include any extension thereof.

(f) "Leased Premises" shall mean the Subleased Premises as defined in Section 1 hereof.

(g) "Pro Rata Share" shall mean a fraction the numerator of which is the rentable square footage of the Subleased Premises and the denominator of which is the square footage of the building in which the Subleased Premises is located.

(h) "Public Landing Area" shall mean the area of land at the Airport including runways, taxiways and the areas between and adjacent to runways and taxiways, designated and made available from time to time by the Port Authority for the landing and taking off of aircraft.

(i) "Scheduled Aircraft Operator" shall mean a Civil Aircraft Operator engaged in transportation by aircraft operated wholly or in part on regular flights to and from the Airport in accordance with published schedules; but so long as the Federal Aviation Act of 1958, or any similar federal statute providing for the issuance of Foreign Air Carrier Permits or Certificates of Public Convenience and Necessity or substantially similar permits or certificates, is in effect, no person shall be deemed to be a Scheduled Aircraft Operator within the meaning ofthis Lease unless he also holds such a permit or certificate. G) "General Manager of the Airport" shall mean the person or persons from time to time designated by the Port Authority to exercise the powers and functions vested in the said General Manager by the Lease, but until further notice from the Port Authority to the Lessee it shall mean the General Manager (or the temporary or acting General Manager) of the Airport for the time being, or his duly designated representative or representatives.

(k) "Governmental Authority", "Governmental Board", "Governmental Agency" shall mean federal, state, municipal and other governmental authorities, boards and agencies of any state, notion or government, except that it shall not be construed to include The Port Authority of New York and New Jersey, the Lessor under the Lease.

(1) "Civil Aircraft Operator" shall mean a person engaged in civil transportation by aircraft or otherwise operating aircraft for civilian purposes, whether governmental or private. If any such Person is also engaged in the operation ofaircraft for military, naval or airforce purposes, he shall be deemed to be a Civil Aircraft Operator only to the extent that he engages in the operation of aircraft for civilian purposes.

(m) "Person" shall mean not only a natural person, corporation or other legal entity, but also two or more natural persons, corporations or other legal entitles acting jointly as a firm, partnerships unincorporated association, consortium, joint adventures or otherwise.

(n) "JAL Premises" shall mean the premises as defined in Section 5 (a) (1) of the Lease.

(o) "Common Area" shall mean all areas in and about Building 151 and Building 14 not exclusively subleased to Sublessee hereunder and used in common with JMC, JAL, and other subtenants.

(p) "Common Facilities" shall mean any facilities not exclusively subleased to Sublessee and used in common with JMC, JAL and other subtenants.

(q) "Site" shall mean the land upon which Building 151 is located.

48. Automobile Parking. As provided under Section 4 hereof, Sublessor shall be permitted to utilize the parking as designated by Sublessor for the exclusive use of Sublessee, its officers, employees and business invitees. Except as authorized in Section 4, and herein, Sublessee shall prevent all persons from parking automobiles on the spaces assigned for exclusive use, except that automobiles or trucks may be permitted to be outside the Subleased Premises for the purpose of discharging or picking up cargo, mail and for official and special purposes.

49. Security Deposit. -The Sublessee shall deposit with the Sublessor upon occupancy (and shall keep deposited throughout the tenn of this Sublease) the sum equivalent to two (2) months installments of the Base Rental, including O&M of $49,260.20 then in effect (as set forth in Section 3 hereof) , in cash, as security for the full, faithful and prompt performance of and compliance with, on the part of the Sublessee, all of the provisions, terms, and conditions of the Sublessee on its part to be fulfilled, kept, performed or observed and as security for the payment of all other rentals, fees, charges and obligations owed or which may become due and owing to the Sublessor arising from the Sublessee's operations at the Subleased Premises. This Security Deposit will be made in 3 installments, July 15,2011, Aug 15, 2011 and Sept 15,2011.

50. Successors and Assims. This Sublease shall be binding upon and run to the benefit of the Sublessor, the Sublessee and their respective permitted successors and assigns hereunder.

51. Options to Renew. Provided the Sublessee is not in default with respect to the terms and conditions of this Sublease, Sublessee shall have the right to renew the within Sublease for an additional period of five (5) years, to commence at the end of the term of this Sublease, subject to the terms and conditions of this Sublease, except that base rentals, additional rentals and any other charges of any kind whatsoever under such renewed or extended Sublease shall be subject to such rental rates and as may be consistent with market rates for similar cargo properties at John F. Kennedy International Airport.

In this respect, Sublessor shall have the sole discretion to determine such rental rates and other charges and shall provide notice of such rental rates and other charges to Sublessee no later than four (4) months prior to the expiration of this Sublease.

Provided however, this option to renew shall have no force and effect unless Sublessee gives written notice of intention or exercise said option by certified mail to Sublessor no less than two (2) months prior to expiration of the term of this Sublease.

Anything herein to the contrary notwithstanding, any renewal or extension of this Sublease shall be subject to the approval and consent in writing of the Port Authority and shall not become effective unless the Port Authority so approves and grants written consent not later than one (1) month prior to the commencement of the term of any renewal extension of this Sublease agreement.

Anything herein to the contrary notwithstanding the exercise by Sublessee of the option to renew herein shall be subject to the certification of Sublessee that no broker has been or will be utilized in connection herewith, or in connection with the entering into any renewal or extension of the term of this Sublease Agreement.

52. Governing Law. This Sublease shall be construed in accordance with and governed by the laws of the State of New York. 53. Entire Agreement. This Sublease Agreement consists of the foregoing and constitutes the entire agreement of the parties and may not be changed, modified, discharged or extended except by written instrument duly executed by the Sublessor and Sublessee. 32

IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written.

Cecretary __ /Signed /__	JAPAN AIRLINES MANAGEMENT CORP. By: ____/Signature/ ___ Michael Buckley (Title) ___ President__
__/Signature/ ___ Witness:	BALTIA AIR LINES By: ___/signature/____ Igor Dmitrowsky (Title) ___ President & CEO ____

APPENDIX I

Rm 361/Zone9/R30		BALTIA AIR (increasing 4% each year)
Period(year)	Space	Rate/SF/year	Payment/year	Payment/month
9/1/11 -8/31/12 Rental O&M Total	11,891	$27.25 $4.81	$324,029.75 $57,195.71 $381,225.46	$31,768.79
9/1/12-8/31/13 Rental O&M Total	11891	$28.34 $5.01	$336,990.94 $59,573.91 $396,564.85	$33,047.07
9/1/13-8/31/14 Rental O&M Total	11891	$29.47 $5.21	$350,427.77 $61,952.11 $412,379.88	$34,364.99
9/1/14-8/31/15 Rental O&M Total	11891	$30.65 $5.42	$364,459.15 $64,449.22 $428,908.37	$35,742.36

Actual space 10,810 sf .... 10% added for common use space.

Janitorial is a direct agreement with the Service provider.

Utilities are reviewed each year and tenants will be advised of any return or increase.
Utilities= 11891 x $4.50 = $53,509.50/year = $4,460/month

34